EXHIBIT 10(i)

                            STOCK PURCHASE AGREEMENT



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                 SERIES A CONVERTIBLE PREFERRED, $5.00 PAR VALUE

                            STOCK PURCHASE AGREEMENT

         This Agreement, dated June 15, 1999, is entered into by and between CYBERUNI.ORG, Inc. a California corporation (the "Company"), and TERTIARY PARTNERS LIMITED, a corporation organized under the laws of the Republic of Vanuatu, (the "Purchaser") with respect to the following facts:

         The Company is a California corporation which intends to engage in the business of providing university-level courses and assessment via the Internet. The Purchaser wishes to purchase shares of the Company's Series A Convertible Preferred Stock $5.00 par value, and the Company is willing to sell such shares to the Purchaser, subject to the terms set forth below.

The parties agree as follows:

1. Agreement to Purchase. The Company agrees to sell to the Purchaser, and the Purchaser agrees to buy, 50,000 shares of the Preferred Stock of the Company (the "Shares") at a price of $US5.00 per share (the "Purchase Price"), subject to the terms and conditions set forth below.

2. Closing. The purchase and sale of the Shares shall take place on July 15, 1999, at the business address of the Purchaser, located at the address set forth below the signature of the Purchaser on this Agreement, or at such other time and place and in such other manner as the parties deem mutually acceptable. At the Closing, the Company shall issue one or more certificates, in amounts designated by the Purchaser, to the Purchaser, in exchange for the payment by the Purchaser by cashier's check, certified check or wire transfer of the Purchase Price in lawful currency of the United States of America.

3. Representations and Warranties of Company. The Company hereby represents and warrants to the Purchaser as follows:

         3.1. Organization. The Company is a corporation which is duly existing and in good standing under the laws of the State of California. The Company has the requisite power to own and operate its properties and assets, and to carry on its business as presently conducted and as it proposes to conduct its business, and is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a materially adverse impact on the business or financial condition of the Company.

         3.2. Due Authorization -- Corporate Power. The Company has all requisite legal power to execute and deliver this Agreement, to sell and issue the Shares and to perform its obligations under this Agreement.

         3.3. Binding Obligation. This Agreement is a valid and binding obligation of the Company.

         3.4. Shares. The Company currently is authorized under its Articles of Incorporation to issue _______________ shares of Common Stock, of which 4,000,000 are presently outstanding, and _______________ shares of Preferred Stock, of which none are presently outstanding. Upon full payment by the Purchaser of the Purchase Price, the Shares shall be fully paid, nonassessable and free of any preemptive rights and restrictions other than those contained in this Agreement or which may be imposed by applicable securities laws.

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4. Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants as follows:

         4.1. Authorization -- Binding Obligation. All actions on the part of the Purchaser for the authorization, execution, delivery and performance by the Purchaser of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Purchaser.

         4.2. Experienced Investor The Purchaser acknowledges that he has substantial experience in investing in start-up ventures such as the Company. The Purchaser has a preexisting business relationship with the Company which allows the Purchaser to evaluate the business risks of the Company and business and financial acumen of its management.

         4.3. High Risk Investment. The Purchaser understands that his purchase of the Shares represents a speculative, high-risk investment. Among these risks are: (i) the Company has not yet begun full operations; (ii) the Company has not yet received the capital required to begin the operations contemplated in its business plan and has not yet received any binding commitments from any third party to provide such capital; (iii) the full amount of the Purchaser's investment will not be sufficient, by itself, to allow the Company to begin full operations; and (iv) the Company proposes to conduct its business in an intensely competitive industry, and many of its competitors have, and will continue to have, substantially greater financial resources than the Company. The Purchaser has had an opportunity to ask questions of management of the Company concerning these matters and others related to the business, financial condition and management of the Company, and these questions were answered to the satisfaction of the Purchaser. The Purchaser understands that such discussions and written materials were intended to describe certain aspects of the Company's business and prospects and were not a thorough or complete description.

         4.4. No Broker. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.5. Purchase for Investment - Not Resale. The Purchaser represents that he is purchasing the Shares for his own account and not with a view to or for sale in connection with any distribution of the Shares.

         4.6. No Registration/Compliance with Regulation S. The Purchaser understands that the Shares are not being registered under the Securities Act of 1933, as amended, (the "Act") pursuant to the exemption to the registration requirements contained in Regulation S of the Securities and Exchange Commission ("Regulation S"). The Purchaser represents that it does not reside in the United States and that it is not purchasing the Shares for the account of or for distribution to any "U.S. Person." For the purposes of this Agreement, a "U.S. Person" is: (i) any natural person residing in the United States; (ii) any partnership, corporation or other business entity organized or incorporated in the United States; (iii) any estate of which the executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
(vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or resident in the United States; and (vii) any partnership or corporation if: (A) organized or incorporated under the laws of any non-U.S. jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized and incorporated, and owned by, persons defined as "Accredited Investors" under Regulation D of the Securities and Exchange Commission who are not natural persons, estates or trusts.

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5.  Restrictions on Resale of Shares.  The Purchaser  agrees that the Shares may not be offered or sold to any U.S. Person for a period of one year after the date of this Agreement and that the Shares may not be sold other than in full compliance with the requirements of, and subject to the restrictions of, Regulation S. The Company shall refuse to register any transfer of the Shares on its shareholder records unless the holder thereof can demonstrate, to the reasonable satisfaction of the Company, that the sale or other transfer of the Shares is being made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption to registration under the Securities Act. The certificate or certificates evidencing the Shares shall bear a restrictive legend substantially in the following form

         THESE SECURITIES HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE U.S.SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") PURSUANT TO REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION ("REGULATION S"). FOR A PERIOD OF ONE YEAR AFTER THE DATE THESE SECURITIES WERE ORIGINALLY ISSUED BY THE CORPORATION, THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY U.S. PERSON (AS DEFINED IN REGULATION S). IN ADDITION, THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE HOLDER CAN DEMONSTRATE THAT THE TRANSFER IS BEING MADE IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S, PURSUANT TO AN
         EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE ACT.

6. Indemnification.

         6.1. Company. The Company will indemnify and hold the Purchaser harmless for all claims, costs, liabilities and damages arising from or in connection any violation by the Company of the terms of this Agreement or gross negligence or willful misconduct by the Company in the performance of the terms of this Agreement.

         6.2. Purchaser. The Purchaser will indemnify and hold the Company harmless against all claims, losses, damages, costs, expenses and liabilities which result from the Purchaser making any false statement, including but not limited to those false statements or omissions which cause the exemptions to the registration or qualification requirements of state and federal securities laws under which the Company is selling the Shares to be unavailable or which result in the violation of any such securities laws by the Company.

7.       Miscellaneous.

         7.1. Amendment -- Waiver. No provision of this Agreement may be amended unless such amendment is in writing and is signed by both parties to this Agreement. No right under this Agreement will be deemed waived unless that waiver is set forth in a written instrument signed by the party who has waived that right. The waiver of any right under this Agreement will not constitute the waiver of any right of any party under this Agreement.

         7.2. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each party.

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         7.3.  Governing Law. This Agreement  shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States of America, exclusive of the application of any conflicts of laws principles which would require the application of the laws of another jurisdiction.

         7.4. Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire understanding and agreement with respect to the subject matter herein and supersedes entirely all previous and contemporaneous agreements, whether oral or written, with respect to such subject matter.

         7.5. Notices. Any notice or report herein required or permitted to be given shall be given by personal delivery, by Federal Express (paid for by sender) or by depositing the same in the mail, postage prepaid and addressed to the parties set forth below their signatures on this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

CYBERUNI.ORG, INC.                         TERTIARY PARTNERS LIMITED



/s/George V. Franich                       ___________________________________
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George V. Franich, President               By: _______________________________

Address:                                   Address:
580 California Street, Suite 500           ___________________________________
San Francisco, CA 94104                    ___________________________________
UNITED STATES OF AMERICA                   ___________________________________


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